Exhibit 99.1

Sino-Global Shipping America, Ltd. Acquires Ship Management Company and Appoints

New Chief Technology Officer

NEW YORK, August 19, 2014 /PRNewswire/ -- Sino-Global Shipping America, Ltd. (NasdaqCM: SINO) (“Sino-Global” or the “Company”), an international shipping agency and logistic services provider, today announced that it has executed an agreement to acquire all of the equity of Longhe Ship Management (Hong Kong) Co., Limited (“LSM”), in a move to broaden Sino-Global’s service platform and gain expertise in the ship management business. In connection with the acquisition of LSM, Sino-Global appointed Mr. Africa Li, who has more than 30 years of experience in the shipping industry, as its new Chief Technology Officer.

Sino-Global’s agreement to acquire all of the equity of LSM from Mr. Deming Wang will result in the issuance of up to 200,000 shares of Sino-Global’s common stock to Mr. Wang as payment for LSM, depending on the net income of LSM from July 4, 2014 through December 31, 2014. The agreement is expected to close in the near future, subject to certain conditions, including the obligation of Sino-Global to notify the NASDAQ Capital Market and, if necessary, request shareholder approval for such issuance prior to completion of the transaction.

Sino-Global has also appointed Mr. Africa Li as its new Chief Technical Officer. Mr. Li served as the assistant to the president (Mr. Deming Wang) of Qingdao Zhenghe Shipping (Group) Co., Ltd. from May 2010 through present. Before that, from August 1982 through April 2010, Mr. Li was a shipbuilding supervision engineer and ship management technical supervisor for Qingdao Marine Shipping Company.

Mr. Lei Cao, Chief Executive Officer of Sino-Global, said, “We are excited to enter into the ship management business and look forward to combining our experience managing shipping logistics and serving as a shipping agent with expertise of LSM in managing ships. Our cooperation with Mr. Wang and his shipping-related companies in recent months has now allowed us to expand into serving commercial ships even more directly. We look forward to Mr. Li joining our team and bringing to Sino-Global a career dedicated to shipping industry for more than thirty years.”

Mr. Deming Wang echoed Mr. Cao’s thoughts, “I am pleased to continue to strengthen Zhenghe’s and my relationship with Sino-Global, particularly as Sino-Global expands its footprint and service capabilities along the value chain of the shipping industry.”

About Sino-Global Shipping America, Ltd.

Founded in the United States of America (“US”) in 2001, Sino-Global Shipping America, Ltd. is a Virginia corporation with its primary US operations in New York. The company provides its customers with comprehensive yet customized shipping agency, shipping and chartering, and inland transportation management services. As a general shipping agent, the Company serves ships coming to and departing from a number of countries and regions, including China, Australia, South Africa, Brazil, New Zealand, and Canada. It has signed strategic agreements with Qingdao Zhenghe Shipping (Group) Co., Ltd. to jointly explore mutually beneficial business development opportunities; the China United Tally Co., Ltd. to develop third-party verification services at ports in China; and China Ocean Shipping Agency to develop their shipping agency business in China and internationally. For more information, please visit: www.sino-global.com.

Forward Looking Statements

No statement made in this press release should be interpreted as an offer to purchase any security. Such an offer can only be made in accordance with the Securities Act of 1933, as amended, and applicable state securities laws. Any statements contained in this release that relate to future plans, events or performance are forward-looking statements that involve risks and uncertainties as identified in Sino-Global's filings with the Securities and Exchange Commission. Actual results, events or performance may differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as the date hereof. Sino-Global undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

For more information, please contact:

Mr. Anthony S. Chan, CPA

Executive Vice President and Acting CFO

anthony@sino-global.com

+1 718-888-1814